Exhibit 23.3 ANDERSEN ANDERSEN & STRONG, L.C. Certified Public Accountants And Business Consultants Board Member SEC Practice Section of the AICPA	941 East 3300 South, Suite 220 Salt Lake City, Utah, 81406 Telephone 801-486-0096 Fax 801-486-0098

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 10, 2002, accompanying the audited financial statements of Quincy Resources, Inc. at April 30. 2002. and the related statements of Operations, stockholders' equity, and cash flows and for the years ended Apri130. 2002 and 2001 and the period May 5, 1999 to April 30, 2002 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.

May 6, 2003

s/ Andersen Andersen & Strong LC